Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412      980,573,724
BNP PARIBAS SECURITIES CORP.                13-3235334      862,952,267
PREBON SECURITIES (USA) INC.                13-3431785      712,507,800
WELLS FARGO BANK                            41-0449260      595,087,396
DEUTSCHE BANK SECURITIES, INC.              13-2730328      326,859,275
JPMORGAN CHASE & CO.                        13-3224016      279,904,084
BANK OF AMERICA SECURITIES LLC              56-2058405      292,007,250
CITIGROUP INC.                              52-1568099      242,212,122
RBS SECURITIES, INC.                        13-3272275      251,324,935
SOCIETE GENERALE                            13-3557071      231,680,235






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412       70,696,954
BNP PARIBAS SECURITIES CORP.                13-3235334          896,279
PREBON SECURITIES (USA) INC.                13-3431785                0
WELLS FARGO BANK                            41-0449260        4,670,046
DEUTSCHE BANK SECURITIES, INC.              13-2730328       20,262,517
JPMORGAN CHASE & CO.                        13-3224016       45,777,260
BANK OF AMERICA SECURITIES LLC              56-2058405       23,484,455
CITIGROUP INC.                              52-1568099       19,312,198
RBS SECURITIES, INC.                        13-3272275          238,754
SOCIETE GENERALE                            13-3557071            6,654




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    5,585,221,592 D. Total Sales: 248,326,414

                               SCREEN NUMBER : 12